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                                                                   EXHIBIT 99(e)


                        KEYCORP STUDENT LOAN TRUST 2000-A

                              OFFICER'S CERTIFICATE


Deutsche Bank Trust Company Americas        Key Bank USA, National Association
fka, Bankers Trust Company                  800 Superior Avenue, 4th Floor
280 Park Avenue 9th Floor                   Cleveland, Ohio 44114
New York, NY  10017                         ATTN: Senior Vice President
Attn: Corporate Trust & Agency Group        Key Education Resources
Structured Finance                          Phone: (216) 828-9342
Phone: (212) 454-4298                       Fax:   (216) 828-9301
Fax:   (212) 454-2331

MBIA Insurance Corporation
113 King Street
Armonk, NY 10504
ATTN: Data Administration
Phone: (914) 765-3772
Fax:   (914) 765-3810


Pursuant to Section 3.09 of the Indenture between KeyCorp Student Loan Trust 2000-A, as Issuer, and Bankers Trust Company, as Indenture Trustee, dated June 1, 2000, the undersigned hereby certifies that (i) a review of the activities of the Issuer from January 1, 2002, through December 31, 2002, and of its performance under the Indenture has been made, and (ii) to the best of my knowledge, based on such review, the Issuer has fulfilled all its obligations under the Indenture throughout such period.


                                            KEYCORP STUDENT LOAN TRUST 2000-A,
                                            as Issuer
                                            By:   Bank One, National Association
                                                  as Eligible Lender Trustee


                                            By:   /S/ JEFFREY L. KINNEY
                                               ---------------------------------
Date:  March 14, 2003                       Name: Jeffrey L. Kinney
                                            Title: Vice President